Exhibit 99.1

AGREEMENT OF JOINT FILING

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Terns Pharmaceuticals, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated: February 13, 2024

HOPEWELL RESOURCES HOLDINGS LIMITED

By:	/s/ Yi Shi
Name:	Yi Shi
Title:	Managing Partner

ORIENTAL SPRING VENTURE LIMITED

By:	/s/ Yi Shi
Name:	Yi Shi
Title:	Managing Partner

LAV AQUA LIMITED

By:	/s/ Yi Shi
Name:	Yi Shi
Title:	Managing Partner

LAV Biosciences Fund V, L.P.

By:	/s/ Yi Shi
Name:	Yi Shi
Title:	Managing Partner

YI SHI

By:	/s/ Yi Shi
Name:	Yi Shi